Exhibit 10.3
English Translation
Confidential
March 7, 2011
Bloomgain Investment Limited and CDI CHINA, INC. in regards to Acquisition of 51% Interest in Pan Asia Magnesium Co., Ltd
Addendum (I) to the Stock Transfer Agreement

Addendum I to the Stock Transfer Agreement (“Addendum II”) signed by the below parties on March 7, 2011.

(1)
Bloomgain Investment Limited，a Limited Liability Company registered in the British Virgin Islands, registered address is: OMC Chambers, P.O. Box3152, Road Town, Tortola, British Virgin Islands (“Buyer”);

(2)	CDI CHINA, INC.，a Limited Liability Company registered in Florida, USA, registered address is: 431 Fairway Drive, Suite 200 Deerfield Beach, FL 33441 U.S.A (“Seller”)

Together the Buyer and Seller may be referred to as the “Parties”; “Party” refers to any one of the Parties.

Through negotiation and consultation, the Parties agrees to sign this addendum to the Pan Asia 51% stock transfer agreement (“Original Agreement”) dated March 7, 2011 of Pan Asia Magnesium Co., Ltd (“Target Company”) dated March 7, 2011.

I.	The Buyer understands that the Seller invested in the Target Company but has never obtained physical control of the Target Company’s operations or management.

II.	During the period of acquisition, the Seller shall, at its best effort, to provide to the Buyer relevant operating information of the Target Company.

III.
Due to the fact that the Target Company is physically managed by the Chinese shareholders, the Buyer agrees to exempt the Seller from the relevant responsibility and guarantees in the Original Agreement, details are listed as clause 6.2, clause7.1.2(c), (d), (i), (j), clause 7.1.5 to 7.1.12, and clause 10.4. The items listed in these clauses will be completed and guaranteed by the Chinese shareholders of the Target Company.

IV.
In order to avoid industry competition, as a prerequisite to the share transfer, the Seller agrees to provide written documents to the Buyer as evidence that Mr. Wuliang Zhang has resigned from all duties at the Seller and its affiliated companies.

V.
If there is dispute between this addendum and the Original Agreement, this Addendum shall prevail. This addendum act as supplementary agreement to the Original Agreement, and is automatically terminated at the termination of the original agreement.

VI.	This Addendum shall have four copies of the same format, each party holds two copies.

No text below

IN WITNESS WHEREOF, the parties signed this agreement dated above.

Authorized Representative /s/ Wuliang Zhang Bloomgain Investment Limited	Authorized Representative /s/ Yuwei Huang CDI CHINA, INC.